October 11, 1996



SECURITIES & EXCHANGE COMMISSION
450 FIFTH STREET NW
WASHINGTON DC  20549

RE:  Composite U.S. Government Securities, Inc.
       (SA File No. 2-76643)

Gentlemen:

We have acted as counsel to Composite U.S. Government Securities, Inc. ("the Fund") in connection with the preparation of Post-Effective Amendment No. 25 (the "Amendment") to the Fund's Registration Statement. We have reviewed the Amendment and, in our opinion, the Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Paragraph (b) of Rule 485 under the Securities Act of 1933.

Very truly yours,

PAINE, HAMBLEN, COFFIN,
BROOKE & MILLER LLP

/s/ Lawrence R. Small
Lawrence R. Small

October 11, 1996


COMPOSITE U.S. GOVERNMENT SECURITIES, INC.
601 W MAIN AVE STE 801
SPOKANE WA  99201-0613

RE:  Post-Effective Amendment No. 25

Gentlemen:

We have acted as counsel for Composite U.S. Government Securities, Inc., a Washington corporation, (the "Fund") in connection with the registration of an additional 4,802,986 shares of common stock, having a par value of $.0001 per share, or such number of shares as may be set forth in Post-Effective Amendment No. 25. As counsel for the Fund, we have participated in the preparation of Post-Effective Amendment No. 25 to the Fund's Registration Statement on Form N-1A relating to such additional shares. We have examined and relied upon corporate records of the Fund and other documents as to factual matters to the extent deemed necessary to render the opinion set forth below.

It is our opinion that the additional shares of common stock of the Fund being registered by Post-Effective Amendment No. 25 to the Fund's Registration Statement are duly authorized and unissued shares. When such shares have been duly sold, issued and paid for as contemplated in the Prospectus, such shares will have been validly and legally issued and will be fully paid and nonassessable shares of common stock of the Fund in accordance with the provisions of the laws of the State of Washington.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the above-referenced Post-Effective Amendment No. 23 to the Fund's Registration Statement.

Very truly yours,

PAINE, HAMBLEN, COFFIN,
BROOKE & MILLER LLP


/s/ Lawrence R. Small
Lawrence R. Small